                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                SPX Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                                         700 Terrace Point Drive                       Phone 616-724-5000
SPX CORPORATION                                          P.O. Box 3301                                 Fax   616-724-5720
                                                         Muskegon, MI 49443-3301

                                 March 27, 1997

        Fellow Shareholders:

                 You are cordially invited to attend the 1997 Annual Meeting of Shareholders on Wednesday, April 23, 1997 at 9:00 a.m. (Eastern Time), at the Company's headquarters, 700 Terrace Point Drive, Muskegon, Michigan. The items to be acted upon at the meeting are listed in the Notice of Annual Meeting and are described in the Proxy Statement. Shareholders of record at the close of business on March 14, 1997 are entitled to vote at the Annual Meeting.

                 Along with the other members of your Board of Directors, I look forward to the opportunity of personally greeting those shareholders who attend this year's meeting. I urge you to vote, sign, date and return the proxy card in the enclosed postage-paid envelope, even if you plan to attend the meeting. All shareholders are welcome to attend the Annual Meeting and to vote in person, whether or not they have returned the proxy card.

                                           Sincerely,

                                           JOHN B. BLYSTONE

                                           JOHN B. BLYSTONE
                                           Chairman, President and
                                           Chief Executive Officer

                                SPX CORPORATION
           700 TERRACE POINT DRIVE     MUSKEGON, MICHIGAN 49443-3301
                            TELEPHONE (616) 724-5000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 1997

To the Shareholders:

     The Annual Meeting of Shareholders of SPX Corporation will be held at the offices of the Company at 700 Terrace Point Drive in Muskegon, Michigan, on Wednesday, April 23, 1997 at 9:00 a.m. (Eastern Time), for the purpose of considering and taking action with respect to the following matters:

        1. The election of two directors of the Company;

        2. The approval of amendments to the Company's 1992 Stock Compensation Plan, which will increase the shares available by 1,200,000;

        3. The approval of the adoption of the Company's 1997 Non-Employee Directors' Compensation Plan; and

        4. Such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. The transfer books of the Company will not be closed.

     Each shareholder, including any shareholder who expects to attend the meeting in person, is requested to execute the enclosed proxy and return it as promptly as possible in the accompanying stamped envelope. The proxy may be revoked by the shareholder at any time before it is exercised, and shareholders who are present at the meeting may withdraw their proxies and vote in person.

     A copy of the Company's 1996 Annual Report to Shareholders has been mailed to each shareholder.

                                            By Order of the Board of Directors,

                                            CHRISTOPHER J. KEARNEY
                                            Vice President, Secretary
                                            and General Counsel
Muskegon, Michigan
March 27, 1997

               IMPORTANT--PLEASE MAIL YOUR SIGNED PROXY PROMPTLY
               IN THE ENCLOSED ENVELOPE PROVIDED FOR THIS PURPOSE

                                SPX CORPORATION
           700 TERRACE POINT DRIVE     MUSKEGON, MICHIGAN 49443-3301
                            TELEPHONE (616) 724-5000

                            ------------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 23, 1997

     This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of SPX Corporation to be held on Wednesday, April 23, 1997.

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof. The enclosed proxy may be revoked at any time before it is exercised. The only business which the Board of Directors intends to present or knows will be presented is the election of two directors, approval of amendments to the Company's 1992 Stock Compensation Plan which, among other matters, will increase the number of shares available for options and grants by 1,200,000 and approval of the Company's 1997 Non-Employee Directors' Compensation Plan. The proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting. Shares represented by a properly executed proxy in the accompanying form will be voted at the meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If no instructions are given, the shareholder's shares will be voted according to the recommendations of the Board of Directors.

RECORD DATE AND VOTING AT THE MEETING

     The holders of record on March 14, 1997, the record date, of Common Stock, $10 par value, of the Company will be entitled to one vote per share on each matter submitted to the meeting. At the close of business on the record date, there were outstanding 14,877,014 shares of Common Stock. No other voting securities of the Company were outstanding at the close of business on the record date. The holders of one-third of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

     The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the meeting is required for the election of directors, the approval of amendments to the Company's 1992 Stock Compensation Plan, the approval of the Company's 1997 Non-Employee Directors' Compensation Plan and the approval of such other business as may properly come before the meeting or any adjournment thereof.

     In accordance with Delaware law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions from the proposal to elect directors and the proposals to approve the amendments to the Company's 1992 Stock Compensation Plan and Company's 1997 Non-Employee Directors' Compensation Plan are treated as votes against the election of the directors and against the Plans respectively. Broker non-votes are treated as shares as to which voting power has been withheld by the beneficial holders of those shares, and therefore, as shares not entitled to vote.

     This proxy statement and the proxy were first mailed to shareholders on or about March 27, 1997.

                             ELECTION OF DIRECTORS

     At the date of the Annual Meeting, the Board of Directors will consist of nine members, divided into three classes. At this Annual Meeting, two nominees are to be elected to serve for a term of three years and until their respective successors are elected and qualified. The remaining seven directors will continue to serve as set forth below, with four directors having terms expiring in April 1998 and three directors having terms expiring in April 1999. Each of the nominees is now a director of the Company and has agreed to serve if elected. The proxy holders will vote the proxies received by them for the two nominees, or in the event of a contingency not presently foreseen, for different persons as substitutes therefor.

     The following sets forth with respect to each nominee and each director continuing to serve, his or her name, age, principal occupation, the year in which he or she first became a director of the Company, committee assignments and directorships in other business corporations.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                   FOR A THREE-YEAR TERM EXPIRING APRIL 2000

BLYSTONE PHOTO            JOHN B. BLYSTONE
                          Mr. Blystone, 43, is the Chairman, President and Chief
                          Executive Officer of the Company. He joined the SPX Board in
                          December, 1995, and is Chairman of the Executive Committee
                          and a member of the Governance Committee.

EHMANN PHOTO              FRANK A. EHMANN
                          Mr. Ehmann, 63, is the former President and Chief Operating
                          Officer of American Hospital Supply Corporation. He joined the SPX Board in 1988 and is Chairman of the Compensation
                          Committee and a member of the Governance Committee and
                          Executive Committee. He is a director of American Health
                          Corp., Inc., AHA Investment Funds, Inc., Genderm, Inc. and
                          Kinetic Concepts, Inc.

                  MEMBERS OF THE BOARD OF DIRECTORS CONTINUING
                    IN OFFICE WHOSE TERMS EXPIRE APRIL 1998

COFFIN PHOTO              SARAH R. COFFIN
                          Ms. Coffin, 44, is the Vice President, Specialty Group
                          Manager of H.B. Fuller Company, a manufacturer of adhesives, sealants, coatings, paints and other specialty chemicals.
                          She joined the SPX Board in 1995 and is a member of the
                          Compensation Committee and the Retirement Funds Committee.

HOPKINS PHOTO             EDWARD D. HOPKINS
                          Mr. Hopkins, 59, is the former Chairman, President and Chief
                          Executive Officer of Medalist Industries, Inc., a designer, manufacturer and distributor of fastener and fastener
                          related products. He joined the SPX Board in 1986 and is a member of the Audit Committee.

JOHNSON PHOTO             CHARLES E. JOHNSON II
                          Mr. Johnson, 61, is a private investor and former President and Chief Operating Officer of the Company. From July
                          through December 1995 he served as Chairman and Chief
                          Executive Officer of the Company. He joined the SPX Board in
                          1976 and is Chairman of the Audit Committee and a member of the Executive Committee and the Governance Committee. He is
                          a director of Hackley Hospital.

WILLIAMS PHOTO            DAVID P. WILLIAMS
                          Mr. Williams, 62, is President and Chief Operating Officer
                          of The Budd Company, a manufacturer of automobile and truck body components, castings, stampings, chassis frame
                          components, air bag components, automotive heating
                          accessories and cold weather starting aids. He joined the
                          SPX Board in 1992, is Chairman of the Retirement Funds
                          Committee and is a member of the Compensation Committee and the Executive Committee. He is a director of The Budd
                          Company, Budd Canada Inc., Standard Federal Bank, Thyssen
                          Production Systems, Inc. and Thyssen Budd Automotive.


                  MEMBERS OF THE BOARD OF DIRECTORS CONTINUING
                    IN OFFICE WHOSE TERMS EXPIRE APRIL 1999

CAMPBELL PHOTO            J. KERMIT CAMPBELL
                          Mr. Campbell, 58, is a private investor and leadership
                          consultant. He was formerly President and Chief Executive
                          Officer of Herman Miller, Inc., a manufacturer of furniture and other products for offices and other work environments.
                          He joined the SPX Board in 1993 and is a member of the Audit
                          Committee and the Compensation Committee. He is Chairman and
                          a principal of Cellar Masters of America.

KERBER PHOTO              RONALD L. KERBER
                          Mr. Kerber, 53, is the Executive Vice President and Chief
                          Technology Officer of Whirlpool Corporation, a manufacturer of major home appliances. He joined the SPX Board in 1992
                          and is a member of the Audit Committee and the Retirement
                          Funds Committee.

MERLIN PHOTO              PETER H. MERLIN
                          Mr. Merlin, 68, is a Partner of Gardner, Carton & Douglas,
                          Corporate Counsel for the Company. He joined the SPX Board in 1975 and is Chairman of the Governance Committee and a
                          member of the Executive Committee and Retirement Funds
                          Committee. He is a director of Aldi, Inc. and Lechler, Inc., a Trustee of Northwestern Memorial Hospital and Chairman and
                          Director of the Chicago Horticultural Society-Botanic
                          Garden.

     Each of the nominees and directors of the Company has had the principal occupation set forth above or has been an executive officer or partner with the respective organization for the past five years; except for Mr. Blystone, who prior to joining the Company in December 1995, was, from 1991 to 1994, with General Electric Company as Vice President and General Manager of GE Superabrasives and from 1994 to 1995 as President and Chief Executive Officer of Nuovo Pignone and GE Power Systems Europe; Mr. Campbell, who was with Herman Miller, Inc. from 1992 to 1995, and previously had been a group vice president of Dow Corning Corporation, where he held various executive positions since 1960; Ms. Coffin, who prior to joining H.B. Fuller Company in 1994, held executive positions with G.E. Plastics, a business unit of General Electric Company, for more than five years.

     The law firm of Gardner, Carton & Douglas, where Mr. Merlin is a partner, has been retained by the Company to represent it on various legal matters.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

     There were six meetings of the Board of Directors of the Company in 1996 and each director attended at least 75% of the aggregate of the total number of Board meetings and meetings of Committees of which he or she was a member.

     The Board of Directors has established committees which deal with certain areas of the Board's responsibility. These committees are the Audit Committee, Compensation Committee, Governance Committee, Executive Committee, and Retirement Funds Committee.

     The Audit Committee, which held two meetings in 1996, has the primary responsibility of ensuring the integrity of the financial information reported by the Company. Its functions are: (i) to make recommendations on the selection of independent auditors; (ii) to review the scope of the annual audit to be performed by the independent auditors and the audits conducted by the internal audit staff; (iii) to review the results of those audits; (iv) to meet periodically with management, the independent public accountants and the internal audit staff to review financial, accounting and internal control matters; and (v) to meet periodically with both the independent public accountants and the internal audit staff, without management being present, to discuss the results of their audit work and their opinions as to the adequacy of internal accounting controls and the quality of financial reporting.

     The Compensation Committee, which held three meetings in 1996, is responsible for considering and approving the Company's compensation program for senior management, including executive employment agreements, the grant of stock options and other awards under the Company's Stock Compensation Plan and awards under the EVA Incentive Compensation Plan.

     The Governance Committee, which held one meeting during 1996, (i) conducts a continuing study of the size, structure and composition of the Board; (ii) makes recommendations to the Board on changes in compensation of directors;
(iii) seeks out and interviews possible candidates for Board membership and reports its recommendations to the Board; and (iv) determines the criteria for selection and retention of Board members. Although the Committee has its own procedures for selecting nominees for Board membership, it will give due consideration to nominees recommended by shareholders. A shareholder desiring to recommend a person for nomination to the Board must provide written notice to the Secretary of the Company no later than 120 days prior to the first anniversary of the 1997 Annual Meeting of Shareholders and in compliance with the requirements set forth in the Company's by-laws. In addition, the nominating shareholder should submit a complete resume of the proposed nominee's qualifications and background together with a statement setting forth the reasons why such person should be considered for a directorship.

     The Executive Committee, which held no meetings in 1996, has authority to act on most matters during the intervals between Board meetings.

     The Retirement Funds Committee, which held one meeting in 1996, reviews the investment performance, actuarial assumptions and funding practices for the Company's pension, healthcare and defined contribution plans.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of March 14, 1997, or as to which there was a right to acquire beneficial ownership within 60 days of such date, by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

                                                                    NUMBER
                                                                  OF SHARES       PERCENT
                                                                 BENEFICIALLY       OF
                                                                OWNED(1)(2)(3)     CLASS
                                                                --------------    -------
John B. Blystone(4).........................................       273,761          1.9%
J. Kermit Campbell..........................................         6,517            *
Sarah R. Coffin.............................................         4,796            *
Frank A. Ehmann.............................................        11,858            *
Edward D. Hopkins...........................................        12,017            *
Robert C. Huff..............................................         9,387            *
Charles E. Johnson II(5)....................................        70,557            *
Ronald L. Kerber............................................         5,213            *
Daniel J. Moody.............................................        24,750            *
Peter H. Merlin.............................................        11,836            *
Thomas J. Riordan...........................................         1,000            *
James M. Sheridan(5)........................................        82,422            *
William L. Trubeck..........................................        16,666            *
David P. Williams...........................................         7,800            *
All directors and executive officers as a group (19 persons)
  including the above-named.................................       684,748          4.7%

---------------
 *  Less than 1%.

(1) Included for Messrs. Blystone, Huff, Moody, Riordan, Sheridan, Trubeck and all executive officers are their respective allocated shares held in the SPX Corporation Savings and Stock Ownership Plan. Non-employee directors do not participate in this plan.

(2) Except as otherwise indicated, each director and executive officer has sole voting and investment power over the shares he or she beneficially owns.

(3) Includes shares which may be acquired within 60 days pursuant to options as follows: Mr. Blystone - 125,000 shares, Mr. Campbell - 4,900 shares, Mrs. Coffin - 3,600 shares, Mr. Ehmann - 10,200 shares, Mr. Hopkins - 10,200 shares, Mr. Huff - 7,000 shares, Mr. Johnson - 7,600 shares, Mr. Kerber - 3,400 shares, Mr. Merlin - 8,600 shares, Mr. Moody - 21,500 shares, Mr. Riordan - 0 shares, Mr. Sheridan - 66,500 shares, Mr. Trubeck - 14,000 shares, and Mr. Williams - 6,300 shares.

(4) Includes 125,000 shares of restricted stock granted to Mr. Blystone as part of his initial employment contract with the Company. These shares vest ratably based on continued employment to the vesting date at the rate of 25,000 shares per year beginning December 1, 1996. Mr. Blystone will receive all dividends on, and has the right to vote, these shares.

(5) Includes shares held by family members of certain directors and executive officers in which such directors and officers disclaim any beneficial interest.

OTHER PRINCIPAL SHAREHOLDERS

     The Company is not aware of any person or group who beneficially owns more than 5% of the Company's Common Stock except the following based on information filed on Schedule 13D or Schedule 13G:

                                                               AMOUNT OF             PERCENT
                                                               BENEFICIAL              OF
                 NAME AND ADDRESS OF BENEFICIAL OWNER          OWNERSHIP              CLASS
                 ------------------------------------          ----------            -------
          Harris Associates L.P.                                1,507,900(1)          10.1%
            Two North LaSalle Street, Suite 500
            Chicago, IL 60602
          FMR Corp. (Fidelity Investments)                      1,500,100(2)          10.1%
            82 Devonshire Street
            Boston, MA 02109
          Fidelity Management Trust Company                     1,354,285(3)           9.1%
            82 Devonshire Street
            Boston, MA 02109
          ICM Asset Management, Inc.                              830,800              5.6%
            601 W. Main Ave., Suite 917
            Spokane, WA 99201

---------------

(1) Harris Associates L.P. serves as investment advisor to Harris Associates Investment Trust (the "Trust"). The series of the Trust designated The Oakmark Fund, The Oakmark Small Cap Fund and The Oakmark Select Fund beneficially own 967,900, 500,000 and 40,000 shares of the Company, respectively.

(2) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 1,500,100 shares of the Company.

(3) Fidelity Management Trust Company is the Trustee of the Company's Savings and Stock Ownership Plan and as of February 28, 1997 owned such number of shares pursuant to Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes compensation received for the last three fiscal years by the Company's Chief Executive Officer and the five other most highly paid executive officers for the three fiscal years ended December 31, 1996. None of the six named officers is employed under contract or employment agreement except for Mr. Blystone.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------

                                               ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                             ------------------------------------------------------------
                                                                                 AWARDS            PAYOUTS
  ------------------------------------------------------------------------------------------------------------------
                                                               OTHER                  NUMBER OF
                                                              ANNUAL     RESTRICTED   SECURITIES             ALL OTHER
                                                             COMPENSA-     STOCK      UNDERLYING    LTIP     COMPENSA-
                                            SALARY   BONUS    TION(1)     AWARD(S)     OPTIONS     PAYOUTS    TION(3)
    NAME AND PRINCIPAL POSITION      YEAR    ($)      ($)       ($)         ($)          (#)       ($)(2)       ($)
------------------------------------------------------------------------------------------------------------------
John B. Blystone
--------------
Chairman, President and              1996  450,000  947,396  85,622(4)          0           0(5)         0   20,250
Chief Executive Officer              1995   17,308       0        0     1,968,750(6)  125,000            0  420,779(7)
(12/18/95 to present)                1994
Daniel J. Moody
--------------
President, Sealed Power              1996  186,000  524,767       0             0      12,500      112,042    7,125
Division                             1995  176,000  14,304        0             0           0            0    6,930
                                     1994  160,000  94,005        0             0       9,000            0    6,930
James M. Sheridan
----------------
Vice President, Administration,      1996  228,500  325,049       0             0      21,000      154,104   11,519
General Counsel and                  1995  213,500  27,468        0             0           0            0   15,377
Corporate Secretary                  1994  205,000  127,699       0             0      12,000      131,569    9,224
William L. Trubeck
----------------
Senior Vice President,               1996  187,981  289,618       0             0      21,000            0  113,863(8)
Finance and Chief                    1995  275,000  31,262        0             0           0            0   15,750
Financial Officer                    1994   37,020  75,000        0             0      14,000            0      952
(resigned 8/31/96)*
Thomas J. Riordan
----------------
President, OE Tool &                 1996  205,000  236,328  94,832(4)          0      10,000            0    6,209
Equipment Division                   1995
(2/26/96 to present)                 1994
Robert C. Huff
-------------
Vice President, Procurement          1996  165,000  194,689       0             0      12,500       90,570    8,041
                                     1995  153,000  13,692        0             0           0            0   10,145
                                     1994  146,000  72,440        0             0       7,000            0    7,300
------------------------------------------------------------------------------------------------------------------

  * Mr. Trubeck was succeeded by Patrick J. O'Leary who was elected Vice President-Finance, Treasurer and Chief Financial Officer of the Company effective October 14, 1996.

 (1) No other Annual Compensation other than perquisites and personal benefits is payable. Except as otherwise indicated, perquisites and personal benefits are below threshold reporting.

 (2) Messrs. Moody, Sheridan and Huff were participants in the 1994-1996 Performance Unit Plan which concluded as of December 31, 1996. The Plan paid incentive awards to three officers in the form of cash (performance units) and shares of common stock (performance shares). All of the cash and one-third of the shares vested as of December 31, 1996. The remaining shares vest, based on continued employment, one-third on January 15, 1998, and one-third on January 15, 1999. The total cash and shares (vested and unvested) earned by each officer for the 1994-1996 performance period was Mr. Moody - $112,042 and 0 shares, Mr. Sheridan - $57,750 and 2,642 shares and Mr. Huff - $33,750 and 1,558 shares. The amount shown above as "LTIP Payouts" in 1996 include the cash payments and the total value of the vested and unvested shares. The other named executive officers did not participate in this Plan for the 1994-1996 performance period.

 (3) Except as otherwise noted in the footnotes to this table, the amounts reported in this column include only Company contributions to its qualified and non-qualified defined contribution plans.

 (4) Moving expenses paid by the Company in connection with the hiring of the executive officer.

 (5) In lieu of a stock option award for 1996, the Company granted Mr. Blystone a five-year non-interest bearing loan of $368,000 to fund the purchase by Mr. Blystone of shares of the Company's Common Stock on the open market. It is the intention of the Company to forgive this loan if Mr. Blystone remains with the Company for the five-year term of the loan or if certain other conditions are met.

 (6) An award of 125,000 shares of Restricted Stock was made to Mr. Blystone on November 24, 1995, as part of his initial employment contract. The value of the award was $1,984,375 based on the December 29, 1995, closing price of the shares of $15.875. These shares vest ratably over 5 years at 25,000 shares per year beginning December 1, 1996. Mr. Blystone receives dividends on and has the right to vote all the shares, vested and nonvested.

 (7) Includes a $420,000 cash payment made to Mr. Blystone upon joining the Company as part of his initial employment contract. The balance of the amount reported is the Company contributions to Mr. Blystone's accounts in the Company's qualified and non-qualified defined contribution plans.

 (8) Includes a severance payment of $99,159 paid following the termination of Mr. Trubeck's employment with the Company.

                          OPTION GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------------

                                    NUMBER OF
                                    SECURITIES
                                    UNDERLYING   % OF TOTAL OPTIONS    EXERCISE
                                     OPTIONS         GRANTED TO           OR                          GRANT DATE
                                    GRANTED(1)      EMPLOYEES IN      BASE PRICE   EXPIRATION      PRESENT VALUE(2)
              NAME                     (#)              1996          ($/SHARE)       DATE               ($)
------------------------------------------------------------------------------------------------------------------
John B. Blystone(3)..............          0              --                --           --                 --
Daniel J. Moody..................     12,500            5.3%           $ 14.75      2/19/06            $55,750
James M. Sheridan................     21,000            8.8%           $ 14.75      2/19/06            $93,660
William L. Trubeck...............     21,000            8.8%           $ 14.75      2/19/06            $93,660
Thomas J. Riordan................     10,000            4.2%           $14.625      2/26/06            $44,600
Robert C. Huff...................     12,500            5.3%           $ 14.75      2/19/06            $55,750
------------------------------------------------------------------------------------------------------------------

(1) Each option was granted on February 20, 1996, (except for Mr. Riordan's, which was granted on February 26, 1996) is nonqualified, is for a period of ten years, becomes exercisable as to 50% of the shares two years after the date of grant, and in full three years after the date of grant and was granted pursuant to the SPX Corporation 1992 Stock Compensation Plan. Mr. Trubeck's option was fully vested after six months. No tandem or freestanding SARs were granted in 1996. There are no performance-based conditions to exercisability, reload or tax reimbursement features associated with the options granted in 1996. The exercise price is fixed for the life of the option at the closing price of SPX Corporation's Common Stock on the grant date.
(2) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:
     - An option exercise price of $14.75 ($14.625 in the case of Mr. Riordan's options), which is equal to the fair market value of the underlying stock on the date of grant.
     - An option term of ten years and an expected life of six years.
     - An interest rate of 5.8%, which represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.
     - Volatility of .344 calculated using monthly price and dividend data for the five-year period ending in the grant month.
     - Dividend yield at the rate of 3.2% representing the average dividend yield for the five-year period ending in the grant month.

     The ultimate value of the option will depend on the future market price of SPX Corporation's common stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

(3) Mr. Blystone did not receive an option grant in 1996, but in lieu thereof, was granted a loan, the proceeds of which were used to purchase shares of the Company's common stock. The loan arrangement is more specifically described in footnote 5 of the Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in fiscal 1996 by the named executive officers and the value of such officers' unexercised options at December 31, 1996.

-----------------------------------------------------------------------------------------------------------------

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                     SHARES                  STOCK OPTIONS AT FISCAL     IN-THE-MONEY OPTIONS AT
                                    ACQUIRED      VALUE            YEAR END(1)             FISCAL YEAR END(1)
                                   ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
              NAME                     (#)         ($)                 (#)                         ($)
-----------------------------------------------------------------------------------------------------------------
John B. Blystone.................         0             0             125,000/0                   $2,921,875/0
Daniel J. Moody..................         0             0          9,000/12,500              $217,125/$304,688
James M. Sheridan................         0             0         66,500/21,000            $1,602,213/$511,875
William L. Trubeck...............    21,000      $299,460              14,000/0                     $337,750/0
Thomas J. Riordan................         0             0              0/10,000                     0/$245,000
Robert C. Huff...................         0             0          7,000/12,500              $168,875/$304,688
-----------------------------------------------------------------------------------------------------------------

(1) All exercisable options were exercisable immediately at December 31, 1996. All unexercisable options were those granted to the named executive officers on February 20, 1996 or February 26, 1996, and were in-the-money as of December 31, 1996. The value of the options is based upon the mean between the December 31, 1996 high and low selling prices of the Company's Common Stock as reported on the New York Stock Exchange composite tape ($39.125). No SARs are held by the named executive officers.

                     SPX CORPORATION PERFORMANCE UNIT PLAN

     The Company has previously sponsored a long-term incentive plan called the SPX Corporation Performance Unit Plan, which operates on three-year performance periods. The Plan was phased out with the adoption of the EVA Incentive Compensation Plan in 1996 but continues for the remainder of performance periods beginning in 1995 and prior years. At the beginning of each performance period, a participant was granted a target award based on a percentage of his or her current salary. The target award is then divided equally between cash units of $500 each and shares of the Company's Common Stock. At the end of the performance period, depending upon the level of the performance achieved, the cash units earned will be valued from zero to a maximum of $750 and the number of shares earned will range from zero to 150% of the target amount.

     For the 1995 performance period (January 1, 1995 to December 31, 1997), the corporate goal was expressed in terms of growth in the Company's share price plus dividends relative to the growth in the S&P 500 Index as follows:

                   SPX PERFORMANCE                                    LEVEL OF ACHIEVEMENT
                   ---------------                                    --------------------
          Less than 80% of S&P 500 growth                No awards earned
          80% of S&P 500 growth                          50% of target award earned (threshold)
          100% of S&P 500 growth                         100% of target award earned (target)
          150% of S&P 500 growth                         150% of target award earned (maximum)

     Cash units and one-third of the shares earned are payable immediately following the close of a performance period. The remaining two-thirds of the earned shares vest ratably over the two years following the close of the performance period based on continued employment.

     The following table sets forth the awards and opportunities for the three-year performance period January 1, 1995 to December 31, 1997 for the executives named in the Summary Compensation Table.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1995

-------------------------------------------------------------------------------------------------------------------
                           CASH UNITS/SHARE   PERFORMANCE OR OTHER
                            UNITS OR OTHER        PERIOD UNTIL      THRESHOLD(1)(2)   TARGET(2)       MAXIMUM(3)
          NAME                 RIGHTS(#)      MATURATION OR PAYOUT     ($ OR #)        ($ OR #)        ($ OR #)
-------------------------------------------------------------------------------------------------------------------
John B. Blystone           *                           --                 --         --            --
Daniel J. Moody            63 cash units/            1/1/95           $15,750 and    $31,500 and   Cash and shares
                           2,018 share units        through          1,009 shares    2,018 shares  may not exceed a
                                                                                                   value of
                                                    12/31/97                                       $126,600
James M. Sheridan          80 cash units/            1/1/95           $20,000 and    $40,000 and   Cash and shares
                           2,554 share units        through          1,277 shares    2,554 shares  may not exceed a
                                                                                                   value of
                                                    12/31/97                                       $160,200
William L. Trubeck         91 cash units/            1/1/95           $22,750 and    $45,500 and   Cash and shares
                           2,908 share units        through          1,454 shares    2,908 shares  may not exceed a
                                                                                                   value of
                                                    12/31/97                                       $182,000
Thomas J. Riordan          *                           --                 --         --            --
Robert C. Huff             47 cash units/            1/1/95           $11,750 and    $23,500 and   Cash and shares
                           1,499 share units        through           750 shares     1,499 shares  may not exceed a
                                                    12/31/97                                       value of $94,000
-------------------------------------------------------------------------------------------------------------------

 *  Messrs. Blystone and Riordan did not participate in this Plan.
(1) No awards are paid if the minimum level of achievement is not reached.
(2) Shares earned are valued at the average NYSE closing price of SPX Corporation's shares for the month of December 1997, when the award payment, if earned, is determined.
(3) The maximum award value payable to any participant is 200% of the grant date dollar value of the total award at target, and, if maximum is achieved, the participant's shares earned are reduced accordingly based on their dollar value at the end of the performance period. The dollar amount shown is the aggregate maximum value of cash and shares.

                                 PENSION PLANS

     The annual pension benefits payable to the executives named in the Summary Compensation Table can be determined from the following table.

---------------------------------------------------------------------------------------------------------
                                                     YEARS OF CREDITED SERVICE
  FINAL THREE-YEAR         ------------------------------------------------------------------------------
       AVERAGE             ------------------------------------------------------------------------------
    COMPENSATION           10 YEARS      15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
---------------------------------------------------------------------------------------------------------
$ 200,000                  $ 77,333      $116,000      $116,000      $116,000      $116,000      $123,500
   300,000                  116,000       174,000       174,000       174,000       174,000       185,250
   400,000                  154,667       232,000       232,000       232,000       232,000       247,000
   500,000                  193,334       290,000       290,000       290,000       290,000       308,750
   600,000                  232,000       348,000       348,000       348,000       348,000       370,500
   700,000                  270,667       406,000       406,000       406,000       406,000       432,250
   800,000                  309,333       464,000       464,000       464,000       464,000       494,000
   900,000                  348,000       522,000       522,000       522,000       522,000       555,750
 1,000,000                  386,667       580,000       580,000       580,000       580,000       617,500
 1,100,000                  425,333       638,000       638,000       638,000       638,000       679,250
 1,200,000                  464,000       696,000       696,000       696,000       696,000       741,000
 1,300,000                  502,667       754,000       754,000       754,000       754,000       802,750
 1,400,000                  541,333       812,000       812,000       812,000       812,000       864,500
 1,500,000                  580,000       870,000       870,000       870,000       870,000       926,250
---------------------------------------------------------------------------------------------------------

     Covered compensation is based on salary and bonus as shown in the Summary Compensation Table.

     The estimated years of credited service at normal retirement age for the persons named in the Summary Compensation Table are: Mr. Blystone -- 23 years; Mr. Moody -- 40 years; Mr. Sheridan -- 30 years; Mr. Riordan -- 25 years; Mr. Huff -- 35 years. Mr. Trubeck resigned on August 31, 1996, and was not vested in any pension benefit.

     The annual retirement benefits shown in the above table are computed on the basis of a straight life annuity.

     The amounts reported in this Pension Plan Table are payable at the normal retirement age of 65 and are payable from the Company's qualified pension plan and Supplemental Retirement Plan for officers and other key executives. The amounts shown are subject to reduction by the sum of the executive's primary Social Security benefit and any pension benefits payable from prior employer plans. A participant may retire as early as age 55, but benefits payable at early retirement are subject to reductions from age 62 that approximate actuarial values.

                            DIRECTORS' COMPENSATION

     Directors who are employees of the Company or a subsidiary do not receive directors' fees. For 1996, directors received an annual retainer of $22,000 plus $1,000 for each regular or special meeting attended. The annual retainer was paid one-half in cash and one-half in SPX shares until the director achieved total SPX share ownership at least equivalent in value to the annual retainer amount, after which the entire retainer amount is paid in cash. For service on Committees of the Board, non-employee directors received $1,000 for each Committee meeting which they attended. The Chairman of each Committee received an additional annual retainer of $1,500. In addition to the payment of such fees, the Company reimbursed all directors for expenses incurred in carrying out their duties.

     Under the Directors' Retirement Plan, which was terminated for active directors at the end of 1996, any director who retired after ten or more years of service as a director is entitled to an annual pension, payable for life, equal to the annual retainer in effect on the retirement date. Directors who retire with more than five years but less than ten years of service receive a proration of the ten-year amount. Benefits under the Plan commence on the later of the retired director's sixty-fifth birthday or retirement from the Board of Directors. The Directors' Retirement Plan provides that upon a change-of-control, as defined under "Change of Control Agreements" below, a director who has less than five years of service as a director will be deemed to have completed five years of service, each former director will receive an immediate lump-sum payment of the actuarial present value of the director's benefit under the Plan, and each director who does not receive an immediate lump-sum payment will receive a lump-sum payment which is the actuarial present value of the director's Plan benefit upon termination of the directorship or termination of the Plan. The Company also has established a trust to ensure payment to all directors of these benefits.

     Stock options for the purchase of 1,000 shares of Common Stock were granted to each non-employee director on February 17, 1988. After that date, each non-employee director was granted options for the purchase of 1,000 shares of Common Stock upon his or her initial election to the Board of Directors. Options were granted to non-employee directors, after the initial 1,000 share grant, on the date of each subsequent annual Board meeting, for a number of shares equivalent in value to the director's annual retainer divided by the closing price on that date. Each option gives the eligible director the right to purchase shares of the Company's Common Stock at 100% of the closing price on the date of grant, to expire three years from the date of termination of service, but in no event longer than ten years from the date of grant. The option prices for outstanding options granted to directors range from $14.125 to $28.00 per share.

     Effective February 26, 1997, the above described standard arrangement for directors compensation was replaced by the SPX Corporation 1997 Non-Employee Directors' Compensation Plan, which is being presented to the shareholders at the annual meeting for approval. For a detailed description of this new compensation arrangement, see the "Proposal to Adopt the SPX Corporation 1997 Non-Employee Directors' Compensation Plan" on pages 23 through 25 and the text of the Plan on pages A-1 through A-6.

                          CHANGE OF CONTROL AGREEMENTS

     The Company has entered into change of control severance agreements with its executive officers. These agreements are with Messrs. Blystone, Sheridan, Riordan and Huff, as well as 6 additional executives, and the agreements provide for the payment of compensation and benefits in the event of termination of employment following a change-of-control. A change-of-control is generally defined as: (i) the acquisition by a person, other than the Company, of 15% or more in voting power of the Company's securities; (ii) a change in the majority of the Board of Directors over a two-year period; (iii) the sales of all or substantially all the Company's assets or the merger or consolidation of the Company with any other corporation, except where the Company's owners continue to hold at least 80% of the voting power in the new or surviving entity's securities; or (iv) the acquisition by a person, other than the Company, pursuant to an exchange or tender offer for securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities.

     Each severance agreement will remain in effect for at least three years following the date of its execution. Thereafter, each agreement will be extended annually unless the company gives proper notice of its election not to extend. If a change-of-control occurs during the term of an agreement, it will remain in effect for three years following the change-of-control.

     An executive whose employment is terminated after a change-of-control will generally receive additional compensation only if the termination was by the Company without cause or by the executive because of his election to terminate after 30 days following a change-of-control or because of a diminution in salary, benefits or responsibilities or related reasons. An executive whose termination follows a change-of-control, but not because of one of the above reasons, will generally receive normal severance pay, payment of certain accrued vested benefits, a prorated bonus, vacation pay, deferred compensation and amounts payable under the terms of the EVA Incentive Compensation Plan. The severance agreements provide the following additional benefits payable after a change-of-control to executives who are terminated without cause or who resign for the reasons described above:
(i) three times the sum of the executive's base salary and annual target bonus;
(ii) continued health care coverage for three years; (iii) continued life insurance coverage for a period of three years in the amount of twice the executive's base salary and thereafter at one times base salary for the remainder of his or her life; (iv) full vesting and three additional years of credit under the Company's qualified pension plan, excess pension plan and supplemental retirement plan; (v) a lump-sum payment under the Company's supplemental retirement savings plan; (vi) a prorated award under the Performance Unit Plan or the EVA Incentive Compensation Plan; (vii) the removal of any restrictions placed on shares of restricted stock; (viii) the payment of any federal excise taxes; and (ix) the reimbursement of legal and tax audit fees, if any, incurred as a result of the termination. The Company has established a trust to ensure payment to all executives whose employment is terminated after a change-of-control of the compensation and benefits described herein.

                             EMPLOYMENT AGREEMENTS

  1995 Employment Agreement with John B. Blystone

     Until January 1, 1997, Mr. Blystone served the Company pursuant to an employment agreement dated as of December 18, 1995 (the "1995 Agreement"). The 1995 Agreement provided for an employment term through January 31, 1998 at a base salary of $450,000. The 1995 Agreement also provided participation in the Company's annual EVA Incentive Compensation Plan, a stock option grant with respect to 125,000 shares of Common Stock and a restricted stock award of 125,000 shares. In the event of early termination of Mr. Blystone's employment by the Company without cause or by him for good reason, the 1995 Agreement provided for lump sum salary and bonus payments, vesting of options, restricted stock and equity and incentive plan awards and certain benefit plan continuation substantially similar to the new employment agreement described below.

  New Employment Agreement with John B. Blystone

     The Company and Mr. Blystone executed a new employment agreement on February 27, 1997, effective as of January 1, 1997, which provides for Mr. Blystone's employment through December 31, 2001, with automatic extensions commencing January 1, 1999, to provide for a continuous three-year term after that date (subject to earlier termination in certain circumstances as described below).

     The new employment agreement provides for an annual base salary of at least $650,000. Through 1999, Mr. Blystone is eligible to receive an annual bonus under the Company's EVA Incentive Compensation Plan (the terms of which cannot be changed as to Mr. Blystone without his consent) and thereafter under the Company's annual bonus plan as then in effect for senior executives, provided that in all years the annual bonus is to be based on a target award equal to 80% of his annual base salary midpoint.

     In connection with the new employment agreement, the Committee also granted to Mr. Blystone, on February 26, 1997, a stock option award with respect to a total of 1,000,000 shares of Common Stock. Of this total, 250,000 shares covered by the award have an exercise price of $45.75, the fair market value of the Company's Common Stock on February 26, 1997. The exercise prices for the remainder of the award are in excess of the fair market value on that date:
250,000 shares have an exercise price of $60.00 (approximately 133% of fair market value); 250,000 shares have an exercise price of $75.00 (approximately 167% of fair market value); and 250,000 shares have an exercise price of $90.00 (approximately 200% of fair market value). Other than the occurrence of certain events described below, no portion of the option award shall vest prior to January 1, 2002. The option has a ten-year term and was granted in addition to and outside of the 1992 Stock Compensation Plan. Mr. Blystone will continue to receive annual option awards under the 1992 Stock Compensation Plan in accordance with the fixed share grant guidelines under the EVA Incentive Compensation Program, which is described in the Compensation Committee Report.

     Under the new employment agreement, in the event of Mr. Blystone's voluntary resignation or the termination of his employment for cause, he will be entitled to receive the compensation and benefits earned to date, but shall forfeit any options, restricted stock or other benefits not then vested. In the event of Mr. Blystone's death or disability, he shall be entitled to receive compensation and benefits earned, full payment of his individual bonus reserve balance under the Company's EVA Incentive Compensation Plan and shall be fully vested in all options, restricted stock and other equity or incentive compensation awards. If Mr. Blystone's employment is terminated by the Company without cause, or if he resigns for good reason, in addition to payout of his individual bonus reserve and vesting of options, restricted stock and other equity and incentive compensation, he will be entitled to receive a pro rata bonus payment for the year of termination, a lump sum payment equal to three times his then annual salary and target bonus, continuation of employee benefits and perquisites for three years or, if earlier, until such benefits or perquisites are obtained from a subsequent employer, vesting of benefits under the Company's supplemental pension plan with credit for three additional years of service and the salary and bonus continuation reflected by the lump sum salary and bonus payments, outplacement services, and a stock depreciation right obligating the Company to pay to Mr. Blystone the excess, if any, of the average closing price of the Common Stock during the five trading days prior to his termination of employment over his actual gross selling price for shares of Common Stock (including any shares which may be acquired upon exercise of an option) as to which Mr. Blystone, within 20 days after the termination of his employment, gives the Company written notice of his intention to sell. In the event that any amounts or benefits received by Mr. Blystone are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, he would also be entitled to receive an additional amount (a "gross-up" payment) equal to such excise tax and the excise, income and other taxes imposed on the gross-up payment.

                      DEATH BENEFIT PLAN FOR KEY MANAGERS

     As part of the total compensation package developed to assist the Company in attracting and retaining top quality managers, the Company in 1985 adopted a death benefit plan for certain key managers designated as eligible by the Company's Board of Directors. As of January, 1997, 28 active key managers, including officers named in the Summary Compensation Table, together with 28 retired managers were participating. Under this plan, if death occurs before retirement, the participant's beneficiary will receive a payment which, when adjusted for income taxes, will equal two times the amount of the individual's base salary as of the date of death. If death occurs after retirement, the amount paid to the beneficiary after adjustment for income taxes will equal one times final base salary. The Company has purchased life insurance contracts on the lives of some of the participants, with the Company as owner and beneficiary, to indemnify the Company for the cost of such benefits. The cost incurred by the Company for this Plan during 1996 was not significant.

     Irrespective of any statement to the contrary included in any Company filing under the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following report of the Compensation Committee and the Performance Graph on page 18 shall not be incorporated by reference into any such filings.

                        COMPENSATION COMMITTEE REPORT ON
                        EXECUTIVE OFFICERS' COMPENSATION

     The Company's Compensation Committee (the "Committee"), which is comprised of four outside directors of the Company, is responsible for considering and approving the Company's compensation program for senior management, including the Company's executive officers. The key objectives of the Committee in establishing compensation programs for senior management are: (i) to attract and retain highly qualified executives to manage the Company and its operating divisions, and (ii) to provide strong financial incentives, at reasonable cost to the Company's shareholders, for senior management to maximize the Company's shareholder value.

     The Company's executive compensation program consists of three basic elements -- base salary, an annual bonus opportunity under the EVA Incentive Compensation Plan and stock options.

  Base Salaries

     Each executive officer has a base salary range and midpoint. Midpoints are determined on the basis of competitive compensation data. Position in range is determined on the basis of experience and performance.

  Annual Bonuses

     In 1996, the shareholders approved the SPX Corporation EVA Incentive Compensation Plan. The new plan provides for awards based on improvements in Economic Value Added (EVA). EVA is a measure of operating profit after deduction of all costs, including the cost of the Company's capital. The EVA bonus plan is based on three key concepts: 1) a target bonus, 2) a fixed share of EVA improvement in excess of expected EVA improvement ("excess EVA improvement") and
3) a bonus bank. The EVA bonus eligible to be earned is equal to the sum of the target bonus plus the fixed share of excess EVA improvement (which may be negative). The bonus eligible to be earned is credited to the bonus bank, and the bonus earned and available to be paid to the participant is equal to the amount of the bonus bank balance, up to the amount of the target bonus, plus 1/3 of the bonus bank balance in excess of the target bonus. Of the total bonus available to be paid, 80% is paid automatically and the remaining 20% is contingent upon individual performance. No bonus is paid when the bonus bank balance is negative and negative bonus bank balances are carried forward to offset future bonuses earned. There is no cap on the bonus awards that can be achieved for superior levels of excess EVA improvement.

     The Committee believes that excess EVA improvement provides the best operating performance measure of shareholder returns in excess of the cost of capital. To ensure that the plan provides strong incentives for management to increase shareholder value and does not reward poor performance by reducing performance standards or penalize superior performance by raising performance standards, it is the Committee's intention that there will be no recalibration of expected EVA improvement or management's share of excess EVA improvement for a period of at least four years beginning with 1996.

     The Company achieved outstanding performance in 1996. The Company's EVA improvement was $26.6 million versus an expected EVA improvement of $4.2 million resulting in a bonus multiple of 5.15. This performance was reflected in the Company's earnings from operations, excluding restructuring and non-recurring charges, which grew from $42 million to $71 million; and, even more significantly, a gain in the market value of the Company's shares of over $300 million. The Company's share price performance was 22nd best out of 2,900 companies traded on the New York Stock Exchange and significantly outperformed the S&P 500 and the peer groups shown on the Performance Graph on page 18.

     The 1996 target bonuses for the chief executive officer and the five executive officers named in the Compensation Table was $970,134 and their share of EVA improvement in excess of expected EVA improvement was $3,864,948, resulting in a declared bonus for them as a group of $4,835,082. An amount equal to the individual's target bonus plus one-third of the excess over target is available to be paid out and 80% of the amount is automatic and the remaining 20% is contingent upon individual performance. The bonus amounts earned and paid to the chief executive officer and the other named executives are shown in the Compensation Table. The amount of the declared bonus that is not yet earned and available to be paid is carried forward in the individual's bonus bank and payment is contingent on future EVA performance.

  Stock Options

     Consistent with the fixed share concept underlying the EVA incentive compensation program, the Company, in 1996 and subsequent years, will make annual stock option grants to executive officers on a "fixed share" basis. Under the new program, executive officers will receive each year an option on a fixed number of shares of stock without regard to the current price of the stock. Under the fixed share program, the number of option shares granted will not be increased to offset a decline in the stock price and will not decrease to offset an increase in the stock price. In February 1996, the Committee granted stock options to the executive officers as set forth in the Compensation Table.

     In early 1996 the value of total compensation opportunities for senior management was slightly below a median competitive level based on the data from the Hewitt Associates Total Compensation Data Base (Core Group III, a group of middle market industrial companies). In the future, the Company's competitive position will depend on Company performance. If the Company does well, the fixed share concepts underlying the total compensation program will raise the Company's competitive position above median levels. If the Company does poorly, the fixed share concepts will cause the Company's competitive position to fall below median levels. The Committee believes that the total compensation program provides very strong incentives to maximize shareholder value with reasonable balance between the Company's need to retain strong senior management and shareholder cost objectives.

     Internal Revenue Code Section 162(m) limits the deduction a publicly-held company is allowed for compensation paid to executive officers, including those named in the table on page 7. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to be performance-based compensation for purposes of the new tax law, the performance measures must be approved by the shareholders. The Committee will continue to consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

COMPENSATION OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     As Chairman and Chief Executive Officer, Mr. Blystone was compensated during 1996 in accordance with his 1995 Agreement. Pursuant to the 1995 Agreement, he was paid an annual base salary of $450,000 and the declared bonus eligible to be earned of $2,047,869 under the EVA Plan, or 5.15 times his Target Award of $397,159. This amount reflects the 7% fixed share of Excess EVA Improvement allocated to the CEO and the determination by the Compensation Committee that Mr. Blystone attained all of his personal performance goals for the year, which resulted in a paid bonus of $947,396 with the balance carried forward in his bonus bank. Upon his joining the Company in December 1995, Mr. Blystone was granted stock options for 125,000 shares and a restricted stock award of 125,000 shares of the Company's Common Stock. Mr. Blystone did not receive a stock option grant in 1996 and in lieu thereof the Company loaned him $368,000 to enable him to purchase Company Common Stock on the open market.

     Mr. Blystone's 1995 Agreement provided for a term ending on January 31, 1999. Under the 1995 Agreement, if by October 31, 1998, the Company and Mr. Blystone failed to reach a mutually satisfactory employment agreement to commence on February 1, 1999, then Mr. Blystone would be entitled to resign and receive the severance and other benefits provided under the 1995 Agreement as if his employment were involuntarily terminated by the Company. Taking into account Mr. Blystone's performance since joining the Company, the other opportunities that are likely to be available to Mr. Blystone in the interim period and the potential economic incentive that the 1995 Agreement may create for Mr. Blystone to not agree to a mutually satisfactory replacement agreement, the Committee determined in early 1997 to develop and offer to Mr. Blystone a new employment agreement to assure that he would remain with the Company on a long-term basis. The Committee obtained the recommendations of nationally-known consultants on executive compensation and designed an aggressive, retention-oriented compensation package to provide Mr. Blystone with a strong economic incentive to remain with the Company and to continue to drive significant growth in the Company's performance and shareholder value. On February 26, 1997, the Compensation Committee and the Board of Directors approved a new employment agreement for Mr. Blystone, effective as of January 1, 1997, which is described on page 13.

     The Committee believes that the retention-oriented combination of the size of the option award under the new agreement, its delayed vesting and premium exercise pricing, provides Mr. Blystone with an appropriately strong economic incentive to remain with the Company and to drive significant growth in shareholder value. While the Committee realizes that if Mr. Blystone is successful in doing so he will earn substantial compensation, such compensation will necessarily be accompanied by substantial long-term benefits for the Company's shareholders as well.

     The foregoing report has been approved by all members of the Committee.

                        The Compensation Committee

                                  Frank A. Ehmann, Chairman
                                  J. Kermit Campbell
                                  Sarah R. Coffin
                                  David P. Williams

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Composite Index, the S&P Auto Parts & Equipment Index, and the S&P Hardware & Tools Index over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index, the S&P Auto Parts & Equipment Index, and the S&P Hardware & Tools Index on December 31, 1991, and reinvestment of all dividends). The companies included in the S&P Auto Parts & Equipment Index are Cooper Tire & Rubber; Dana Corp.; Echlin Inc.; Goodyear Tire & Rubber; ITT Industries, Inc.; Snap-on Inc.; and TRW Inc. The companies included in the S&P Hardware & Tools Index are Black & Decker Corp. and Stanley Works.

         MEASUREMENT PERIOD                  SPX             S&P 500         AUTO PARTS &       HARDWARE &
        (FISCAL YEAR COVERED)            CORPORATION                          EQUIPMENT           TOOLS
1991                                             100.00            100.00            100.00            100.00
1992                                             140.16            107.62            125.77            103.80
1993                                             141.62            118.46            146.18            117.88
1994                                             135.94            120.03            127.48            115.34
1995                                             133.35            165.13            157.61            169.02
1996                                             331.05            203.05            176.84            158.72

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 1996 were Frank A. Ehmann (Chairman), J. Kermit Campbell, Sarah R. Coffin and David P. Williams. All Committee members are outside directors and no committee member is or has ever been an officer or employee of the Company.

                               PROPOSAL TO AMEND
                  SPX CORPORATION 1992 STOCK COMPENSATION PLAN

     On April 28, 1993, the Company's shareholders approved the adoption of the Company's 1992 Stock Compensation Plan (the "1992 Plan"). On December 11, 1996, the Board of Directors adopted, subject to shareholder approval, amendments to the 1992 Plan to (i) increase the number of shares of Common Stock available for issuance under the 1992 Plan by 1,200,000 to 1,900,000 shares, and (ii) eliminate the ability under the 1992 Plan to issue options to non-employee directors.

     Success of the Company depends, in large part, on its ability to attract, retain and motivate key employees with experience and ability. The Board of Directors believes that the opportunity to receive stock-based incentives under the 1992 Plan provides an important incentive to key employees of the Company and that the 1992 Plan will continue to assist the Company in attracting and retaining quality personnel. However, in light of the proposed adoption of the Company's 1997 Non-Employee Directors' Compensation Plan, the Board of Directors believes that it is no longer necessary to provide for grants of stock options to non-employee directors of the Company pursuant to the 1992 Plan. Accordingly, the Board of Directors believes that the amendments to the 1992 Plan are in the best interests of the Company and its shareholders and recommends a vote for the proposal to approve the amendments to the 1992 Plan. The following is a summary of the major provisions of the 1992 Plan and is qualified in its entirety by reference to the full text of the Plan.

     The 1992 Plan allows the Compensation Committee of the Board of Directors to grant awards to key employees of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and performance units. The 1992 Plan also authorizes the granting of options to non-employee directors ("Director Options"), although this feature would be eliminated by the proposed amendments.

     As of December 10, 1996 and prior to the amendments, there were no shares available for future issuance under the 1992 Plan. The Board of Directors approved amendments to the Plan on December 11, 1996, subject to shareholder approval, to authorize an additional 1,200,000 shares to be made available for future issuance of stock options under the 1992 Plan and consistent with the fixed share grant guidelines established in connection with the Company's EVA Incentive Compensation Plan. On January 14, 1997 and February 26, 1997, the Compensation Committee granted options subject to approval of the amendments by the shareholders for 287,500 shares.

     Since its inception, no stock appreciation rights, restricted stock or performance units have been awarded under the 1992 Plan. Set forth in the table below is information regarding awards of options made since the inception of the 1992 Plan including options granted in 1997 following the amendments approved by the Board of Directors in December 1996.

                                                                  NUMBER OF
                                                                STOCK OPTIONS
                                                                -------------
John B. Blystone, Chairman, President and Chief Executive
  Officer and Nominee for Election as Director..............        65,000
Frank A. Ehmann, Nominee for Election as Director...........         5,200
Daniel J. Moody, President, Sealed Power Division...........        21,500
James M. Sheridan, Vice President, Administration, General
  Counsel and Corporate Secretary...........................        80,000
William L. Trubeck, Senior Vice President, Finance and Chief
  Financial Officer.........................................        35,000
Thomas J. Riordan, President, OE Tool & Equipment
  Division..................................................        25,000
Robert C. Huff, Vice President, Procurement.................        34,500
All current executive officers as a group...................       379,600
All current non-employee Directors as a group...............        39,700
All participants as a group (other than current executive
  officers).................................................       732,150

     ADMINISTRATION. The 1992 Plan is administered by the Compensation Committee of the Board of Directors, as appointed by the Board from among those directors who are not employees of the Company and who are "Disinterested Persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Committee"). The Committee has the authority to determine award eligibility, timing, and the type, amount and terms of such awards. The Committee is also authorized to interpret the 1992 Plan, to establish rules and regulations thereunder and to make all other determinations necessary or advisable for the 1992 Plan's proper administration.

     The Board of Directors may terminate, amend or modify the 1992 Plan at any time; provided, however, that the Board of Directors may not, without the approval of the shareholders, increase the total amount of the Company's Common Stock which may be issued under the 1992 Plan (except as specifically provided in Section 5 of the 1992 Plan); change the provisions of the 1992 Plan regarding the option price (except as permitted by Section 5 of the 1992 Plan); materially increase the cost of the 1992 Plan or materially increase the benefits to 1992 Plan participants; extend the period during which awards may be granted; extend the maximum period after the date of grant during which options or stock appreciation rights may be exercised; or change the provisions of the 1992 Plan regarding Director Options, including a change in the number, timing, terms, conditions or eligibility requirements. In addition, no amendment, modification or termination of the 1992 Plan shall adversely affect any outstanding awards previously granted under the 1992 Plan without the consent of the 1992 Plan participant.

     ELIGIBILITY. Participants in the 1992 Plan are selected by the Committee from among those employees of the Company or any 50%-or-more-owned subsidiary of the Company, who, in the opinion of the Committee, are in a position to contribute materially to the Company's long-term growth, development and continued financial success and also may include awards to recognize or foster extraordinary performance, promotion, retention or recruitment. As of December 31, 1996, there were approximately 125 employee participants in the 1992 Plan. Because persons eligible to participate in the 1992 Stock Compensation 1992 Plan are determined by the Committee, the number of employees that will be eligible to participate in the future, and the amounts of any awards to be granted, cannot now be determined.

     SHARES AVAILABLE FOR THE 1992 PLAN. The total number of shares of Common Stock subject to awards under the 1992 Plan currently may not exceed 700,000 (1,900,000 as proposed to be amended), of which no more than 200,000 shares may be granted in the form of restricted stock. If any award granted under the 1992 Plan or its predecessor terminates or lapses, the shares reserved for those awards will be available again for the grant of an award under the terms of the 1992 Plan. In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend or split, recapitalization, merger, consolidation or other similar corporate change, the aggregate number of shares of Common Stock subject to each outstanding option, and its stated option price, shall be appropriately adjusted by the Committee.

     DIRECTOR OPTIONS. Currently, Director Options for the purchase of 1,000 shares of Common stock are granted to each non-employee director upon his or her initial election to the Board of Directors. Director Options also are granted to each non-employee director once each year, on the date of the annual Board meeting, in an amount equivalent in value to each director's annual retainer. Director Options are not awarded to non-employee directors owning, either directly or indirectly, more than 10% of the combined voting power of the Company's Common Stock, or to those non-employee directors not considered to be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. Director Options are in the form of non-qualified stock options, whose grant is intended not to fall under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The option price of each share of Common Stock subject to a Director Option is 100% of the fair market value of the Common Stock on the date of grant. Each Director Option is immediately exercisable within the three-year period following termination of the director's Board membership, but in no event beyond the tenth anniversary of the date of its grant. The preestablished eligibility, timing, size and option price of Director Options are not subject to amendment or modification by the Committee. Director Options are eliminated by the proposed amendment to the Plan.

     STOCK OPTIONS. The Committee may grant stock options to key employees in the form of incentive stock options (within the meaning of Code Section 422), non-qualified stock options or any combination thereof.

The option price per share cannot be less than the fair market value of the Company's Common Stock on the date of grant. Options may be made exercisable during any specified period of time following the date of grant, but in no event may the exercise period exceed ten years. Upon exercise, payment of the option price may be in cash or its equivalent in previously-owned Common Stock, or in any combination thereof. Incentive stock options may not be granted to employees owning, either directly or indirectly, more than 10% of the combined voting power of the Company's Common Stock. The aggregate fair market value (as of the date of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time during any particular calendar year may not exceed $100,000. If employment is terminated due to death, disability or retirement, all outstanding options shall become immediately exercisable and shall remain so during the shorter of (i) the time period remaining prior to the expiration date of the options, or (ii) such period as shall be determined by the Committee. If employment is terminated for any other reason, the participant may exercise any outstanding option within such period as shall be determined by the Committee, but in no event beyond the expiration date of the option and only to the extent such option was exercisable on the date of the participant's termination of employment.

     STOCK APPRECIATION RIGHTS. The Committee may grant stock appreciation rights to key employees either in conjunction with the awarding of non-qualified stock options or on an independent stand-alone basis. Each stock appreciation right allows the holder to elect to receive payment from the Company equal to the excess of the fair market value of a share of Common Stock at the date of the exercise of the right over the exercise price of the right. The exercise by a participant of a stock appreciation right granted in conjunction with a non-qualified option will reduce the number of such participant's related non-qualified stock options proportionately. Such rights may be exercised at any time during the life of the related stock option. Stand-alone rights may be exercised during a period not to exceed ten years, as determined by the Committee. Upon exercise of a stock appreciation right, payment will be made by the Company in cash. At the time of grant, the Company may establish a maximum amount per share that will be payable upon exercise of a right. If employment is terminated due to death, disability, retirement or any other reason, any outstanding rights shall be exercisable according to the same rules as those described above for options.

     RESTRICTED STOCK. The Committee may grant shares of Common Stock to a participant which shall include restrictions on ownership for a stated period of time during which the participant will not be able to sell, exchange, transfer, pledge or otherwise dispose of the restricted shares. Upon lapse of the restriction period, shares become freely transferable, with complete ownership vested in the participant. If a participant's employment is terminated during the period of restriction due to death, disability or normal retirement (as defined by the Company), all remaining restrictions automatically terminate and the shares become freely transferable. If employment is terminated involuntarily during the restriction period or due to early retirement (as defined by the Company), the Committee may waive the restrictions on any or all restricted shares held by the participant and add any new restrictions that the Committee deems appropriate. If the Committee does not waive the restrictions, or if employment is terminated for any other reason, the shares are automatically forfeited by the participant and revert to the Company. During the period of restriction, participants may exercise full voting rights and are entitled to receive all dividends and other distributions paid with respect to the restricted shares.

     PERFORMANCE UNITS. Performance units may be granted subject to such terms and conditions as the Committee in its discretion shall determine. Performance units may be granted either in the form of cash units or in share units which are equal in value to one share of the Company's Common Stock. The Committee shall establish the performance goals to be attained in respect of the units, various percentages of performance unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the Committee shall deem appropriate. As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the performance units in accordance with the terms thereof, and whether the payment of the cash units and share units shall be made in the form of cash or shares of Common Stock, or a combination thereof.

     TRANSFERABILITY. No stock option, stock appreciation right, restricted stock or performance unit granted under the 1992 Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.

     EFFECTIVE DATE AND DURATION. The 1992 Plan was effective as of December 15, 1992. No awards will be granted under the 1992 Plan after December 15, 2002.

     TAX CONSEQUENCES. Under the present federal income tax laws, awards under the 1992 Plan will have the following consequences:

     For incentive stock options, a 1992 Plan participant will incur no regular income tax liability upon grant or exercise, provided the participant, at all times during the period beginning on the date of the grant of the option and ending on the date three months before the date of exercise, was an employee of the Company or one if its subsidiaries. The "spread" between the option price and the Common Stock's fair market value at exercise, however, is an adjustment for purposes of the alternative minimum tax. Income tax on the Common Stock's appreciation is deferred until the shares are actually sold by the participant. Upon the sale of the shares, the participant will realize long-term capital gain (or loss) if the date of sale is at least two years after the date of grant of the option and the shares have been held by the participant for at least one year. The capital gain (or loss) will be measured by the difference between the selling price of the shares and the option price. If these holding-period requirements are not satisfied, the participant will at the time of sale (or other disqualifying disposition) recognize ordinary income equal to the lesser of (a) the gain realized on the sale (or other disqualifying disposition), or
(b) the difference between the option price and the fair market value of the shares on the date of exercise, but if the participant held the shares for more than one year any additional gain will be treated as long-term capital gain. If the participant does not satisfy the employment requirement described in the first sentence of this paragraph, the participant will recognize ordinary income at the time of exercise under the tax rules governing the exercise of a non-qualified stock option described below. The Company will be entitled to an income tax deduction only if and to the extent that a participant realizes ordinary income.

     For non-qualified stock options and director Options, there are no tax consequences to the Company or to the participant upon grant. Upon exercise, any participant who is an employee or outside director will recognize ordinary income in an amount equal to the spread between the option price and the Common Stock's fair market value at exercise. The Company will receive a tax deduction upon exercise of the non-qualified option in an amount equal to the spread.

     For stock appreciation rights, there are no tax consequences to the Company or to the participant upon grant. Upon exercise, the participant must recognize ordinary income in the amount of the appreciation paid to the participant. The Company receives a corresponding deduction in the same amount. Similarly, performance units are neither taxable to the participant nor deductible by the Company until any payments are made.

     For restricted stock since the stock is nontransferable and is subject to a substantial risk of forfeiture, the participant has no taxable income until the restrictions lapse. At that time the participant's taxable income and the Company's tax deduction are measured by the fair market value of the shares. The participant may, however, avoid the delay in computing the amount of taxable gain by filing with the Internal Revenue Service, within 30 days after receiving the restricted shares, an election to make the computation at the time of receipt of the shares.

     PROPOSED AMENDMENTS.

     Number of Shares Available for Issuance. As of December 10, 1996, there were no shares available for issuance. The Board of Directors proposes that the 1992 Plan be amended to increase the aggregate number of shares of Common Stock available for issuance under the 1992 Plan to 1,900,000 shares (with 200,000 shares available for issuance in the form of restricted stock), thereby assuring that sufficient shares are available for future grants. The maximum number of shares of Common Stock (including options, stock appreciation rights, restricted stock and performance units) that may be granted during any calendar year to any participant in the 1992 Plan is 100,000, subject to certain adjustments.

     Director Options. The Board of Directors has proposed the adoption of the 1997 Non-Employee Directors' Compensation Plan, as discussed below. As a result of the adoption of the new plan, it will no longer be necessary or desirable for the Company to issue Director Options under the 1992 Plan. Therefore, the

Board of Directors proposes that the 1992 Plan be amended to eliminate the issuance of Director Options under the 1992 Plan.

     REQUIRED VOTE. The affirmative vote of a majority of the outstanding shares of Common Stock represented at the Annual Meeting is necessary for approval of the amendments to the 1992 Plan. If the proposal of the Board of Directors to amend the 1992 Plan is approved by the shareholders, the 1992 Plan will be amended effective as of December 11, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1992 STOCK COMPENSATION PLAN.

                            PROPOSAL TO APPROVE THE
                  SPX CORPORATION 1997 NON-EMPLOYEE DIRECTORS'
                               COMPENSATION PLAN

     On February 26, 1997, the Board of Directors approved, for submission to a vote of the shareholders, the SPX Corporation 1997 Non-Employee Directors' Compensation Plan (the "Directors' Plan"). A summary of the principal provisions of the Directors' Plan as set forth below and a complete copy of the Directors' Plan is attached to this proxy statement as Exhibit A.

     The Directors' Plan replaces the Company's traditional compensation program for non-employee directors with an approach that ties a greater portion of the directors' compensation to the Company's performance. Recent surveys and studies, including the report of the Blue Ribbon Commission of the National Association of Corporate Directors show that many corporations are eliminating director retirement programs and making other modifications to director compensation in order to compensate non-employee directors solely in cash and equity. The Board of Directors believes that the compensation program set forth in the Directors' Plan will enable the Company to continue to attract, retain and motivate its non-employee directors, whose skill, experience and efforts are important to the continued success of the Company.

     The Directors' Plan has three primary components. The first is the establishment of a deferred account for each non-employee director with respect to his or her accrued benefit under the Directors Retirement Plan. As described above under the heading "Director Compensation", the Board of Directors terminated the Directors Retirement Plan, effective as of December 31, 1996, and on February 26, 1997, provided for the conversion of benefits accrued thereunder as part of the Directors' Plan. As a result of that termination, each current non-employee director will receive an initial credit to his or her deferred compensation account under the Directors' Plan equal to 115% of the present value of the benefit accrued as of January 1, 1997. The balance of the account, together with earnings thereon, will be paid to the non-employee director when he or she ceases to be a director.

     The second component is designed to provide compensation to non-employee directors in the form of stock options. Up to 75,000 shares of Common Stock have been reserved for issuance pursuant to options granted under the Directors' Plan. On February 26, 1997, each non-employee director was awarded an option (a "Director Option"), subject to shareholder approval of the Directors' Plan, to purchase 1,500 shares of Common Stock at a price per share of $45.75, the closing price of the Common Stock on that date. Each non-employee director will automatically be granted a Director Option on January 15, 1998 and January 15, 1999, to purchase 1,500 shares of Common Stock at a purchase price equal to the closing price per share on the date of grant. Pursuant to the Directors' Plan, the Board of Directors may thereafter establish subsequent grant dates to the extent there are shares available for issuance under the Directors' Plan. An option to purchase 1,500 shares of Common Stock will also be granted to each new non-employee director upon his or her election to the Board of Directors. Director Options are fully exercisable six months from the date of grant, or earlier, upon a change in control as defined in the Directors' Plan. If a non-employee director ceases to be a director for any reason, his or her Director Options will remain exercisable for three years thereafter (one year in the event of death), provided that no Director Option may be exercised after the expiration of ten years from the date of grant.

     Director Options will not be incentive stock options under applicable federal tax laws. As a result, each non-employee director will recognize ordinary taxable income upon the exercise of a Director Option equal to the spread between the value of a share of Common Stock on the day of exercise and the exercise price per share. The Company will be entitled to a deduction for federal income tax purpose in an amount equal to such ordinary taxable income.

     The maximum number of shares available for grants of Common Stock under the Directors' Plan is 75,000 and such number shall be adjusted to reflect any increase or decrease in the number of shares issued due to stock splits and other capital adjustments. There are presently eight non-employee directors eligible to participate under the Directors' Plan.

     The third component of the Directors' Plan is an annual cash payment to non-employee directors in lieu of the annual retainer and per meeting and committee chairman fees. Under the Directors' Plan, each non-employee director will be entitled to receive on a calendar year basis a cash payment equal to $25,500 plus an additional amount determined by reference to the Company's performance under the SPX Corporation EVA Incentive Compensation Plan (the "EVA Plan"). The amount of the additional cash payment, if any, will be equal to $5,000 multiplied by the multiple of target award earned by the Company's Chief Executive Officer for that year under the EVA Plan. The additional amount will be payable to the non-employee directors at the same time and in the same manner as the bonuses are paid under the EVA Plan, including application of the bonus reserve provisions. A non-employee director's bonus reserve balance will, however, be payable to the non-employee director if he or she ceases to be a director for any reason. Receipt of the annual cash payment, including the portion attributable to EVA Plan performance, may be deferred by the non-employee director.

     The Directors' Plan will be administered by the Board of Directors. The Directors' Plan is designed to be perpetual in existence, subject, in the case of the grant of Director Options, to the maximum number of shares of Common Stock reserved for issuance under the Plan. The Board of Directors may amend or terminate the Directors' Plan at anytime without further approval by the shareholders, except that no amendment to increase the number of shares of Common Stock available for issuance under the Directors' Plan may be made without shareholder approval. It is currently anticipated that the Board of Directors will review the Directors' Plan in 1999 in conjunction with the Company's review of the EVA Plan and, to the extent deemed necessary or advisable, modify the Directors' Plan. Such modifications may include increases to the cash payments or the granting of additional options, subject to the share limitation.

     The following table sets forth the number of shares of Common Stock underlying Director Options which were granted to non-employee directors on February 26, 1997, subject to approval by the shareholders, and the amount of the additional cash payment that would have been made to the non-employee directors with respect to 1996 had the Directors' Plan been in place during 1996. Grants of Director Options covering 1,500 shares of Common Stock each will also be made to the non-employee directors on January 15, 1998, and January 15, 1999.

                 1997 NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN

   NON-EMPLOYEE DIRECTORS        STOCK OPTIONS(#)(1)    ADDITIONAL EVA-BASED COMPENSATION(2)
   ----------------------        -------------------    ------------------------------------
J. Kermit Campbell...........           1,500                         $ 25,750
Sarah Coffin.................           1,500                           25,750
Frank A. Ehmann..............           1,500                           25,750
Edward C. Hopkins............           1,500                           25,750
Charles E. Johnson, II.......           1,500                           25,750
Ronald Kerber................           1,500                           25,750
Peter H. Merlin..............           1,500                           25,750
David P. Williams............           1,500                           25,750
All Non-Employee Directors as
  a Group....................          12,000                         $206,000

---------------
(1) Each stock option has an exercise price of $45.75, the closing price per share on February 26, 1997, the date the Directors' Plan was approved by the Board of Directors. Each option will be fully exercisable six months from the date of grant and will expire ten years after the date of grant, unless earlier terminated in connection with the non-employee director ceasing to be a director.

(2) The additional amount which may be payable to the non-employee directors for 1997 and thereafter is dependent upon the Company's performance under the EVA Plan for 1997 and thereafter and, accordingly, is not determinable. The amount set forth in the table is the additional amount that would have been declared for 1996 based on the 5.15 multiple of target award earned by the CEO attained under the EVA Plan in 1996.

     Upon approval of the Directors' Plan, no further options will be granted to non-employee directors under the Company's 1992 Stock Compensation Plan (see "Directors' Compensation" and "Proposal to Amend SPX Corporation 1992 Stock Compensation Plan" above for a description of such options).

     REQUIRED VOTE. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the annual meeting is required to approve the Directors' Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE 1997 NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN.

              1998 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

     Proposals by shareholders intended for inclusion in the Company's proxy statement relating to the 1998 Annual Meeting must be received at the Company's Principal Executive Offices (please address to the attention of Christopher J. Kearney, Secretary) not later than November 25, 1997. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

     The bylaws of the Company require that nominations for a director to be elected at the 1998 Annual Meeting, other than those made by the Board, be submitted to the Secretary of the Company not later than December 23, 1997. The bylaws also require that notice of such nominations contain certain information regarding the nominee and certain information regarding the nominating shareholder. Any shareholder may obtain a copy of the applicable bylaw from the Secretary of the Company upon written request.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, the Company's independent auditors since 1952, has been appointed by the Board of Directors as the Company's independent auditors for the current year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to be available to answer appropriate questions and to make a statement if they so desire.

                                    GENERAL

     The cost of preparing, assembling and mailing this proxy statement and accompanying papers will be borne by the Company. Solicitations will be made by mail but in some cases may also be made by telephone or personal call by officers, directors or regular employees of the Company, who will not be specially compensated for such solicitation. The Company has retained the Kissel-Blake Organization, Inc. to assist in the solicitation of proxies for a fee of $9,000 plus expenses. The entire cost of such solicitation will be borne by the Company, which will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees, and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of the solicitation materials to those beneficial owners.

                                          By Order of the Board of Directors,

                                          CHRISTOPHER J. KEARNEY
                                          Vice President, Secretary
                                          and General Counsel
Muskegon, Michigan
March 27, 1997

                                                                       EXHIBIT A

                                SPX CORPORATION
                          1997 NON-EMPLOYEE DIRECTORS'
                               COMPENSATION PLAN

SECTION 1. ESTABLISHMENT, PURPOSES AND EFFECTIVE DATE OF PLAN

     1.1 Establishment. SPX Corporation, a Delaware corporation, hereby establishes the "1997 NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN" (the "Plan"). The Plan provides for the compensation of the Company's Non-Employee Directors.

     1.2 Purposes. The purpose of the Plan is to advance the interests of the Company and its shareholders by replacing the Company's traditional compensation program for Non-Employee Directors with a compensation program that provides and encourages the acquisition of additional equity interest in the Company by such Directors, and by replacing the traditional annual retainer, meeting and committee chairman fees with a cash payment, a portion of which is dependent upon the Company's performance under its EVA Incentive Compensation Plan, thereby increasing the Non-Employee Directors' stake in the future growth and prosperity of the Company, and furthering their identity of interest with those of the Company's shareholders. By thus compensating Non-Employee Directors, the Company seeks to attract, retain, compensate and motivate those highly competent individuals whose judgment, initiative, leadership, and efforts are important to the continued success of the Company.

     1.3 Effective Date. The effective date of the Plan is February 26, 1997, subject to the approval by the Company's shareholders at the 1997 Annual Meeting of Shareholders.

SECTION 2. DEFINITIONS

     As used herein, the following terms shall have the meanings hereinafter set forth:

          (a) "Annual Meeting" means the Annual Meeting of the shareholders of the Company.

          (b) "Cash Payment" means the cash amount payable to a Non-Employee Director pursuant to Section 8 below.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Common Stock" or "Share" means the Common Stock, par value $10.00 per share, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of subsection 4.3.

          (f) "Company" means SPX Corporation, a Delaware corporation.

          (g) "Deferred Mutual Fund Unit" means the equivalent of one share of a respective mutual fund or other security designated by the Board for purposes of measuring the value of a Deferred Account established pursuant to Section 5 of the Plan.

          (h) "Director Options" means Options granted hereunder to non-employee directors.

          (i) "Dividend Date" means with respect to the mutual fund or other securities underlying a Deferred Mutual Fund Unit, the payment date of any dividend declared on such mutual fund or securities.

          (j) "Effective Date" means February 26, 1997, the date on which the Plan was approved by the Board, subject to the approval of the Company's shareholders at the 1997 Annual Meeting.

          (k) "EVA Plan" means the SPX Corporation EVA Incentive Compensation Plan.

          (l) "EVA Plan Bonus Multiple" means, as to any calendar year, the aggregate amount of the Declared Bonuses (as such terms are defined in the EVA Plan) for the Company's chief executive officer with respect to the calendar year, divided by the Target Bonus amount of the chief executive officer for the calendar year.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n) "Fair Market Value" means, as to any date, the closing price of a share of Common Stock as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of The Wall Street Journal for such date or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted.

          (o) "Grant Date" means, with respect to each individual who is a Non-Employee Director on or after the Effective Date, each of the Effective Date, January 15, 1998, and January 15, 1999, and such other dates thereafter as the Board may establish. With respect to any individual who first becomes a Non-Employee Director after the Effective Date and prior to January 15, 1999, the date the individual first becomes a Non-Employee Director shall also be a Grant Date.

          (p) "Non-Employee Director" means any person who is a member of the Board and who is not, as of the date of an award under the Plan, an employee of the Company or any of its subsidiaries.

          (q) "Retirement Plan" means the SPX Corporation Directors' Retirement Plan.

          (r) "Retirement Plan Conversion Date" means the date of the 1997 Annual Meeting, provided this Plan is approved by the shareholders at such meeting.

SECTION 3. ELIGIBILITY

     Each Non-Employee Director as of the Effective Date and each person who becomes a Non-Employee Director after the Effective Date shall be eligible to participate in the Equity Plan.

SECTION 4. SHARES OF COMMON STOCK AVAILABLE

     4.1 Number. The total number of shares of Common Stock of the Company subject to issuance under the Plan, and subject to adjustment upon occurrence of any of the events indicated in subsection 4.3, may not exceed 75,000. The Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose.

     4.2 Unused Stock. In the event any shares of Common Stock that are subject to an Director Option which, for any reason, expires, terminates or is canceled as to such shares, such shares again shall become available for issuance under the Plan.

     4.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Common Stock that occurs after ratification of the Plan by the shareholders of the Company by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to Director Options to be granted or outstanding pursuant to Section 7 hereof, and/or the stated option price, shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

SECTION 5. DEFERRED ACCOUNT

     5.1 Deferred Account. The Company shall establish a deferred account (an "Account") for each current Non-Employee Director whose benefit under the Retirement Plan is converted pursuant to subsection 5.2 below and for any other Non-Employer Director who makes an election to defer Cash Payments in accordance with Section 8 hereof. Distributions equal to the balance credited to the a Non-Employee Director's Account shall be made in cash in accordance with Sections 6 or 9 hereof. The balance of the Account is dependent on the value per share of the mutual fund shares or other securities underlying the

Deferred Mutual Fund Units on the date of distribution, and is therefore subject to market fluctuations in value until such distribution.

     5.2 Conversion of Retirement Plan Benefit. On the Retirement Plan Conversion Date, the accrued benefit of each current Non-Employee Director under the Retirement Plan shall be converted into Deferred Mutual Fund Units in an amount equal to 115% of the present value of such Director's accrued benefit under the Retirement Plan, valued as of January 1, 1997. Prior to the Retirement Plan Conversion Date, each Non-Employee Director shall make an election with respect to the conversion of such Director's vested benefit among the respective Deferred Mutual Fund Units. Such conversion shall be effective as of the Retirement Plan Conversion Date and will take place based on the value of the mutual fund shares or other securities underlying the such Deferred Mutual Fund Units on such date.

     5.3 Investment of Account. A Non-Employee Director may elect to change the mix of the Deferred Mutual Fund Units credited to the Director's Account annually by making an election with respect thereto prior to date of each Annual Meeting, commencing with the 1998 Annual Meeting. Such conversion shall be effective as of the Annual Meeting date and will take placed based on the value of the mutual fund shares or other securities underlying the Deferred Mutual Fund Units on such date.

     5.4 Dividends. At any time a balance in Deferred Mutual Fund Units is maintained in an Account, there shall be credited to the Account additional Deferred Mutual Fund Units on each Dividend Date. Such additional number of Deferred Mutual Fund Units shall be determined by reference to the number of mutual fund shares or other securities that would be issued by the mutual fund or the issuer of the other securities with respect to the reinvestment of such dividend. In the absence of such reinvestment, the number of such additional Deferred Mutual Units shall be determined by (i) multiplying the total number of Deferred Mutual Fund Units (including fractional Deferred Mutual Fund Units) credited to the Account immediately prior to the Dividend Date by the amount of the dividend per share of the underlying mutual fund or other security and (ii) dividing the product by the Fair Market Value Per Share as of such Dividend Date. Additional Deferred Mutual Fund Units shall be similarly credited on each Dividend Date on which a balance Deferred Mutual Fund Units is maintained in the Account.

     5.5 Nontransferability of Deferred Mutual Fund Units. No Deferred Mutual Fund Units shall be pledged, hypothecated or transferred by a Non-Employee Director other than by will or the laws of descent and distribution.

SECTION 6. DISTRIBUTION OF ACCOUNT

     6.1 Cessation of Directorship; Attainment of Age 70. Upon the first to occur of the date a Non-Employee Director attains age 70 or the date the Non-Employee Director ceases to be a director of the Company for any reason other than death, the balance of such Director's Account shall be paid in a lump sum to the Director within ninety (90) days after such date, but in no event later than the December 31st of the calendar year in which such date occurs.

     6.2 Death. In the event of the death of a Non-Employee Director while a Director, the entire value of the Deferred Units credited to the Account, as of the date of the Non-Employee Director's death, shall be paid in cash in a lump sum to such surviving beneficiary or beneficiaries as the current Non-Employee Director may have designated by notice in writing to the Company or by will, or, if no beneficiaries are so designated, the legal representative of such Director's estate.

SECTION 7. DIRECTOR OPTIONS

     7.1 Grant and Eligibility. On each Grant Date, Director Options for the purchase of 1,500 shares of Common Stock will be granted to each individual who is a Non-Employee Director.

     7.2 Director Option Agreement. Each Director Option shall be evidenced by a Director Option Agreement that shall specify the option price, the duration of the option, the number of shares of Common Stock to which the option pertains, and such other provisions as the Board shall determine.

     7.3 Tax Status. Director Options shall be options in the form of nonqualified stock options which are intended not to fall under the provisions of Code Section 422.

     7.4 Option Price and Payment. The option price of each share of Common Stock subject to a Director Option shall be 100% of the Fair Market Value on the Grant Date. Director Options shall be exercised by the delivery of a written notice to the Company setting forth the number of shares of Common Stock with respect to which the option is to be exercised, accompanied by full payment for the Shares. Upon exercise of any Director Option, the option price shall be payable to the Company in full either (a) in cash or its equivalent, or (b) by tendering shares of previously acquired Common Stock having a Fair Market Value at the time of exercise equal to the total option price, or (c) by a combination of (a) and (b).

     7.5 Vesting and Duration of Options. Each Director Option shall vest and become exercisable in full upon the first to occur of (a) the expiration of six months after the Grant Date, unless prior thereto the Non-Employee Director has ceased to be a director for any reason other than death or disability, (b) the death or disability of the Non-Employee Director, or (c) a Change in Control (as provided in Section 9 hereof). Once vested, Director Options shall expire upon the first to occur of the date which is (i) three years following termination of the director's Board membership for any reason other than death, or (ii) one year following the date of the Non-Employee Director's death; provided, however, in no event may any Director Option be exercised beyond the tenth anniversary of its Grant Date.

SECTION 8. CASH PAYMENT

     With respect to service during each calendar year (or portion thereof) on or after the Effective Date, each Non-Employee Director shall be entitled to receive cash payments at an annual rate of $25,500 plus an amount equal to $5,000 multiplied by the EVA Plan Bonus Multiple for the calendar year. The amount payable to the Non-Employee Director with respect to the EVA Plan Bonus Multiple shall be determined and paid in the same manner as bonuses are determined and paid under the bonus reserve provisions of the EVA Plan, provided, however, that in applying such provisions all personal performance criteria shall be deemed to be fully satisfied and full payment of any amounts credited to the bonus reserve shall be made at the time the Non-Employee Director ceases to be a director of the Company for any reason. Payment of all or a portion of the Cash Payment otherwise payable to a Non-Employee Director may be deferred as specified by a timely election filed by the Non-Employee Director with the Company; provided, however, that such deferral election must apply to all of the Cash Payment to which a Non-Employee Director may be entitled with respect to a calendar year, to all of such Cash Payment other than the portion determined by reference to the EVA Plan, or to all of the portion determined by reference to the EVA Plan. An election will be considered timely with respect to 1997 if received prior to the date of the 1997 Annual Meeting and for each calendar year thereafter if received prior to the first day of such calendar year. The amount of Cash Payment so deferred shall be credited to an Account established pursuant to Section 5 hereof as Deferred Mutual Fund Units as provided in the Non-Employee Director's deferral election based on the value of the mutual fund shares or other security underlying such Deferred Mutual Fund Units on the date the deferred Cash Payment would otherwise have been made. Such amounts shall be thereafter be subject to the provisions of Section 5 and 6 hereof relating to the conversion of Deferred Mutual Fund Units, dividends thereon, and distribution thereof.

SECTION 9. EFFECT OF CHANGE IN CONTROL

     9.1 Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if:

          (a) Any person, entity or group (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), excluding, for this purpose, the Company or any subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change of Control; and provided further that if the Board of Directors of the Company determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities, then no Change of Control shall be deemed to have occurred; or

          (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such two-year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement to effect a transaction described elsewhere in this subsection 9.1) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination of election was previously so approved, cease for any reason to constitute at least a majority thereof; or

          (c) The shareholders of the Company approve a plan of complete liquidation of the Company, an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets, or a plan of reorganization, merger or consolidation of the Company with any other corporation, except for a reorganization, merger or consolidation in which the security owners of the Company immediately prior to the reorganization, merger or consolidation continue to own at least eighty-five percent (85%) of the voting securities of the new (or continuing) entity immediately after such reorganization, merger or consolidation.

     9.2 Effect of Change in Control. Notwithstanding any other provision of the Plan, if a Change in Control occurs, then:

          (a) the entire balance of any Account maintained pursuant to Section 5 and any bonus reserve amounts not yet paid pursuant to Section 8 hereof shall be paid in cash in a lump sum as promptly as practicable, but not more than thirty (30) days following the date of the Change in Control; and

          (b) each Director Option shall become fully vested and exercisable as of the date of the Change in Control.

SECTION 10. AMENDMENT AND TERMINATION

     The Board, or any committee to the extent authorized by the Board, may make such modifications to the Plan as it shall deem advisable, without further approval of the shareholders of the Company, except the Share limitation set forth in Section 4 cannot be increased without approval of the shareholders. The Plan shall continue in effect without limit unless and until the Board otherwise determines.

SECTION 11. MISCELLANEOUS

     11.1 Rights of Directors. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to continue to serve as a Director of the Company or otherwise to be retained in the service of the Company.

     11.2 Funding Not Required. Neither a Non-Employee Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of such Director, nor the right to exercise any of the rights or privileges of a shareholder with respect to any

Deferred Stock Unit credited to such Account, nor the right to receive any distribution under the Plan except as expressly provided herein. Distributions hereunder shall be made from the general funds of the Company or from a grantor trust established for purposes of assuring that funds will be available to satisfy the obligations of the Company with respect to the Accounts, and the rights of the Director shall be those of an unsecured general creditor of the Company.

     11.3 Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     11.4 Requirements of Law. The granting of Director Options and the issuance of shares of Common Stock with respect to an option exercise, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     11.5 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Michigan.

     11.6 Administration. The Board may establish such rules and regulations with respect to the proper administration of the Plan as it may determine, and may amend or revoke any rule or regulation so established. This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by a majority of the Board, whose interpretation or determination, when made in good faith, shall be conclusive and binding.

SPX CORPORATION                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                              TO BE HELD APRIL 23, 1997

DEAR SHAREHOLDER:

The Annual Meeting of Shareholders of SPX Corporation will be held at 9:00 a.m. Eastern Standard Time on Wednesday, April 23, 1997 at the company's headquarters in Muskegon, Michigan, for the following purposes:
       1.  To elect three directors to the Board of Directors.
       2. To approve amendments to the SPX Corporation 1992 Stock Compensation Plan.
       3.  To approve the SPX Corporation 1997 Directors Compensation Plan.
       4. To address such other business as may properly come before the meeting.

Only holders of Common Stock of SPX Corporation of record at the close of business on March 14, 1997 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the company in reducing the expense of additional proxy solicitation.

For shareholders with common shares held in the company's KSOP Trust, please read the reverse side of this letter.

                                BY ORDER OF THE BOARD OF DIRECTORS




                                 JAMES M. SHERIDAN
                                 Vice President, Administration
March ___, 1997                  Secretary and General Counsel



                           Detach Proxy Card Here
-------------------------------------------------------------------------------

1.  Election of Directors:                2. Approval of amendments to the 1992 Stock     4.  In their discretion, the Proxies are
                                             Compensation Plan.                               authorized to vote upon such other
For [ ]  Withheld [ ]  Exceptions* [ ]       For [ ]  Against [ ]  Abstain [ ]                business as may properly come before
                                                                                              the meeting.
NOMINEES JOHN B. BLYSTONE AND FRANK A.    3. Approval of the 1997 Director Compensation
EHMANN                                       Plan.
                                             For [ ]  Against [ ]  Abstain [ ]
*Exceptions___________________________
______________________________________
                                                                                              Please check this box if you plan
To vote your shares for all Director                                                          to attend the Annual Meeting.  [  ]
nominees, mark the "For" Box on Item 1.
To withhold voting for all nominees,
mark the "Withhold" box.  If you do not
wish your shares voted "for" a particular
nominee, mark the "Exceptions" box and                                                    If you sign as agent or in any other
enter the name(s) of the exception(s) in                                                  representative capacity, please state
the space provided.                                                                       the capacity in which you sign.  If
                                                                                          shares are registered in the names of two
                                                                                          or more persons, each such person should
                                                                                          sign this proxy.

                                                                                          Date:__________________________, 1995

                                                                                          Signature________________________________

                                                                                                 Votes MUST be indicated
                                                                                                 (x) in Black or Blue ink.     [  ]

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

SPX CORPORATION

FOR SHAREHOLDERS WITH COMMON SHARES HELD IN THE COMPANY'S KSOP TRUST:

1. Please notice the number of shares held in the KSOP Trust is indicated separately on the proxy card.

2.  It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee
    or agent of the company.   The Trustee will vote the shares being held by
    the Trust and not yet allocated to participant's accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participant accounts for which no timely voting instructions are received by the Trustee, will also be voted in the same manner.

                            Detach Proxy Card Here
------------------------------------------------------------------------------

                        PROXY/VOTING INSTRUCTION CARD
                               SPX CORPORATION
                              Muskegon, Michigan

                        ANNUAL MEETING APRIL 23, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of SPX Corporation, a Delaware corporation, hereby appoints John B. Blystone, Patrick O'Leary and James M. Sheridan, or any one of them, with full power of substitution, to act as his agents and proxies at the Annual Meeting of Shareholders of the Company to be held in Muskegon, Michigan, on April 23, 1997 at 9 a.m. (Eastern Time) with authority to vote at said meeting, and any and all adjournments thereof, as indicated below, all shares of stock of the Company standing in the name of the undersigned on the books of the Company.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1, ITEM 2 AND ITEM 3.

                     (Continued and to be Signed and dated on the other side.)


                                                SPX CORPORATION
                                                P.O. BOX 11158
                                                NEW YORK, N.Y. 10203-0158